Exhibit (a)(1)(A)

NOVEMBER 2, 2023

STOKE THERAPEUTICS, INC.

SUMMARY TERM SHEET — OVERVIEW

OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR NEW RESTRICTED STOCK UNITS

THIS OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME,

ON DECEMBER 1, 2023, UNLESS EXTENDED

By this Offer to Exchange Eligible Options for restricted stock units (as the context requires, this document and the actions taken hereby, the “Exchange Offer”), Stoke Therapeutics, Inc., which we refer to in this document as “we,” “us,” “our,” “Stoke Therapeutics,” or the “Company,” is giving each Eligible Employee (as defined below) the opportunity to exchange one or more Eligible Options (as defined below) for New RSUs (as defined below), as discussed below and in the attached disclosure document for the Exchange Offer beginning on page 20 (the “Offering Memorandum”).

The “Expiration Time” of the Exchange Offer is 11:59 p.m., Eastern Time, on December 1, 2023. If we extend the period of time during which this Exchange Offer remains open, the term “Expiration Time” will refer to the last time and date on which this Exchange Offer expires.

You are an “Eligible Employee” if:

•

on the date the Exchange Offer commences, you are providing services to Stoke Therapeutics as an employee and have not submitted a notice of resignation or been notified by Stoke Therapeutics that your employment is being terminated; and

•

on the date on which the surrendered Eligible Options are canceled and the New RSUs (as defined below) are granted to replace them, you continue to provide services to Stoke Therapeutics as an employee and have not submitted a notice of resignation or been notified by Stoke Therapeutics that your employment is being terminated.

An individual is not an Eligible Employee if they (i) currently provide services to Stoke Therapeutics as an advisor, consultant, or contractor or (ii) have ever served as a non-employee member of our Board of Directors (the “Board”).

An “Eligible Option” is an outstanding option that:

•	is held by an Eligible Employee;

•	is outstanding as of the closing of the Exchange Offer;

•	has an exercise price equal to or greater than $14.00 (which is the 52-week high trading price of our common stock as of November 2, 2023); and

•	was granted under our 2014 Equity Incentive Plan, as amended (the “2014 Plan”) or our 2019 Equity Incentive Plan (the “2019 Plan” and together with the 2014 Plan, the “Plans”).

See the Offering Memorandum below for additional information regarding the terms of the Offering, including without limitation the information in Section 1 (“Eligible Employees; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) and Section 2 (“Purpose of The Exchange Offer; Additional Considerations”).

Terms of New RSUs. If you choose to participate in the Exchange Offer and tender Eligible Options for exchange, and if we accept your tendered Eligible Options, then we will grant you an award of restricted stock units (each, a “New RSU”) with the following terms (collectively, the “New RSU Terms”):

•	Each New RSU will not have an exercise or purchase price. Each New RSU will represent your right to receive one share of our common stock for each New RSU that vests in the future.

•

The number of your New RSUs will be determined using an exchange ratio that takes into account the fair value of your tendered Eligible Options. The chart below sets forth the applicable exchange ratios, which are further discussed below.

Eligible Option Exercise Price ($)	Exchange Ratio (Surrendered Eligible Options to New RSUs)
$14.00 to $29.99	3.20 to 1
$30.00 to $39.99	5.30 to 1
$40.00 to $49.99	7.50 to 1
$50.00 to $59.99	7.70 to 1
$60.00 and up	7.75 to 1

•	Your New RSUs will be granted under the 2019 Plan.

•	Your New RSUs will not be fully vested on the date they are granted, even if the corresponding exchanged Eligible Options were previously vested and exercisable.

•

New RSUs granted in exchange for the vested shares underlying Eligible Options will be subject to a new vesting schedule and will vest on the first anniversary of the New RSUs Grant Date, subject to the Eligible Employee’s continued employment or Service (as defined in the 2019 Plan) with the Company on such date.

•

New RSUs granted in exchange for the unvested shares underlying Eligible Options will be subject to a new vesting schedule such that 50% of the unvested underlying shares will vest on the first anniversary of the New RSUs Grant Date and the remaining 50% of the unvested underlying shares will vest on the second anniversary of the New RSUs Grant Date, subject to the Eligible Employee’s continued employment or Service with the Company on each such date.

Exchange Ratio. The number of shares subject to Eligible Options that an Eligible Employee must surrender in order to receive a New RSU to be issued one share is referred to as an “exchange ratio”.

The exchange ratios were calculated to result in an approximate “value for value” exchange, meaning that they were determined in a manner intended to result in the grant of a New RSU, for accounting purposes, with an aggregate fair value that is approximately the same as the fair value of the Eligible Options the New RSU replaces, calculated based on the closing price of our common stock on The Nasdaq Global Select Market (“Nasdaq”) as of October 30, 2023. Such a fair value exchange is intended to balance the retention and incentive goals of the Exchange Offer and the interests of our stockholders, including reducing our total number of outstanding options, avoiding further dilution to our stockholders and minimizing the accounting expense of the New RSUs.

The exchange ratios were determined with reference to the fair value of the vested and unvested Eligible Options (calculated using the Black-Scholes option valuation model in compliance with ASC Topic 718) within the relevant grouping. In determining fair value, the Black-Scholes model takes into account many variables and estimates, such as our current stock price, the volatility of the price of our common stock, and the remaining term of an Eligible Option. We do not expect the incremental compensation expense, if any, to be material. We will recognize any such incremental compensation expense ratably over the vesting period of the New RSUs.

See Section 1 (“Eligible Employees; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”), Section 7 (“Price Range of Our Common Stock”) and Section 9 (“Information Concerning Stoke Therapeutics; Financial Information”) of the Offering Memorandum for additional information.

Process to Participate. The commencement date of the Exchange Offer is November 2, 2023 (the “Exchange Commencement Date”). We are making the Exchange Offer upon the terms and subject to the conditions described in the Offering Memorandum and in the related Election Form (as defined below) distributed with the Offering Memorandum. The Exchange Offer is voluntary with respect to each Eligible Option you hold. You are not required to participate in the Exchange Offer. If you hold more than one option grant that qualifies as an Eligible Option and elect to participate in the Exchange Offer, you will be allowed to tender for exchange as few or as many of your Eligible Option grants as you wish; however, you must tender all of the shares underlying any selected Eligible Option grant. Eligible Options properly tendered in this Exchange Offer and accepted by us for exchange will be canceled, and your New RSUs will be granted with the New RSU Terms effective promptly following the Expiration Time (such date, the “New RSU Grant Date”).

See the “Risk Factors” section of this Exchange Offer beginning on page 17 for a discussion of risks and uncertainties that you should consider before agreeing to exchange your Eligible Options for New RSUs. You should consider, among other things, these risks and uncertainties before deciding whether to participate in the Exchange Offer.

Shares of our common stock are quoted on Nasdaq under the symbol “STOK.” On October 30, 2023, the closing price of our common stock as reported on Nasdaq was $3.57 per share.

We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your Eligible Options.

Although our Board and the compensation committee of our Board (the “Compensation Committee”) have approved this Exchange Offer, neither we, our Board, our Compensation Committee, nor our management are making or will make any recommendation as to whether you should exchange, or refrain from exchanging, any or all of your Eligible Options for New RSUs in the Exchange Offer. You must make your own decision regarding whether to surrender your Eligible Options for exchange after taking into account your own personal circumstances or preferences. You are encouraged to consult your personal legal counsel, accountant, financial, and/or tax advisor(s) as you deem appropriate if you have questions about your financial or tax situation as it relates to this offer.

You should direct any questions about the Exchange Offer or requests for assistance (including requests for additional or paper copies of the Offering Memorandum, the Election Form (as defined below), the Notice of Withdrawal or any other documents relating to the Exchange Offer) by email to ExchangeQuestions@StokeTherapeutics.com.

IMPORTANT INFORMATION

The statements in this document concerning the Eligible Options, the Plans and the New RSUs are summaries of the material terms but are not complete descriptions thereof. The full text of these documents has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and we strongly encourage you to review such documents. See Section 16 of the Offering Memorandum, entitled “Additional Information” for more information regarding the Tender Offer Statement on Schedule TO (the “Schedule TO”).

If you choose to participate in the Exchange Offer, you must properly log into the website for the Exchange Offer, review the online disclosures and complete the election form on the Exchange Offer website (the “Election Form”). These actions must all be taken by you no later than 11:59 p.m. Eastern

Time, on December 1, 2023 (or such later time and date as may apply if the Exchange Offer is extended). Your delivery of all documents regarding the Exchange Offer, including the Election Form, is at your own risk. We encourage you to submit an Election Form, even if you elect not to exchange any of your Eligible Options.

The URL that you can utilize to launch the Exchange Offer website is: https://equitysolutions.aon.com/UWSO/Participant/

You are responsible for making sure that the Election Form is timely submitted as indicated above. You should save a copy of the confirmation email (the “Confirmation Email”) sent to you after you complete and submit your Election Form via the Exchange Offer website. The Confirmation Email will provide evidence that you submitted your Election Form. If you do not receive a Confirmation Email, please contact ExchangeQuestions@StokeTherapeutics.com to confirm that your election was made.

Only elections that are properly completed and actually received by us by the Expiration Time via the Election Form on the Exchange Offer website at https://equitysolutions.aon.com/UWSO/Participant/ will be accepted. Elections submitted by any other means, including hand delivery, interoffice, email, U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted.

You do not need to return your stock option agreements for your Eligible Options to be cancelled and exchanged in the Exchange Offer. If you participate in the Exchange Offer, we will provide you with a RSU Agreement promptly following the Expiration Time via your E*Trade account. A form of RSU Agreement is filed as an exhibit to the Schedule TO filed with the Securities and Exchange Commission on November 2, 2023 (the “SEC”) and to which this Exchange Offer is an exhibit, which Schedule TO may be amended.

Neither the SEC nor any state securities commission has approved or disapproved of this transaction or passed upon the fairness or merits of this transaction or the accuracy or adequacy of the information contained in the Exchange Offer. Any representation to the contrary is a criminal offense.

We have not authorized anyone to give you any information or to make any representation in connection with the Exchange Offer other than the information and representations contained in this Offer to Exchange and in the related Election Form. If anyone makes any recommendation or representation to you or gives you any information, you should not rely upon that recommendation, representation or information as having been authorized by us.

You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date shown on the first page of this Offer to Exchange. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

Nothing in this document shall be construed to give any person the right to remain in the employ or service of the Company or its subsidiaries or affiliates or to affect our right to terminate the employment or service of any person at any time with or without cause to the extent permitted under law. Nothing in this document should be considered a contract or guarantee of wages or compensation.

We reserve the right to amend or terminate the Plans at any time, and the grant of an award under the Plans or this Exchange Offer does not in any way obligate the Company to grant additional awards or offer further opportunities to participate in any option exchange in any future year. The grant of any award under the Plans and any future awards granted under the 2019 Plan or in relation to this Exchange Offer is wholly discretionary in nature and is not to be considered part of any normal or expected compensation that is or would be subject to severance, resignation, redundancy, termination or similar pay, other than to the extent required by local law.

SUMMARY TERM SHEET — QUESTIONS AND ANSWERS

OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR NEW RESTRICTED STOCK UNITS

Set forth below are answers to some of the questions that you may have about the Exchange Offer. We encourage you to carefully read the remainder of this Exchange Offer and the accompanying Election Form. Where appropriate, we have included references to the relevant sections of the Offering Memorandum where you can find a more complete description of the topics in this summary.

Q1. Why is Stoke Therapeutics making the Exchange Offer?

Since January 2021, when our stock closed as high as $67.32 (on January 18, 2021), declines in our stock price have steadily eroded the retentive and incentive value of stock options granted. For example, on August 31, 2023, our stock closed at $5.62.

Stock incentive awards are an essential part of our total compensation structure. This significant decline in the price of our common stock has a meaningful impact on the total compensation actually earned by our employees. This impact on total compensation negatively affects our ability to retain and motivate our employees, whom we rely upon to achieve our business plans and strategic objectives.

During the course of 2023, the Board and the Compensation Committee began considering, with input from Aon, the Compensation Committee’s independent compensation consultant, whether implementing the Exchange Offer would assist with our retention efforts. These discussions were undertaken in the context of this sustained decline in the market price of the Company’s shares, which has resulted in a situation where, as of October 30, 2023, the Company had a total of approximately 9,339,319 outstanding options, 47% of which were underwater at a stock price of $14.00, which represents the 52-week high trading price of our common stock as of November 2, 2023. Of the Eligible Options, approximately 48% were granted two or more years before November 2, 2023. Options priced below $14.00, the 52-week high trading price of our common stock as of November 2, 2023 will not be eligible for exchange.

We have heard from employees that they view their underwater options as having little or no value due to the difference between the exercise prices of those options and the current market price of our stock. We believe that the exchange of underwater stock options for New RSUs would help reduce employee turnover in both the short and medium term. The Board and the Compensation Committee believe that the underwater options no longer function as the retention and incentive tool that they believe is necessary to retain employees and to motivate them to increase long-term stockholder value.

In addition to the benefit for employees, we expect that the Exchange Offer will meaningfully reduce our equity overhang, by eliminating a sizable number of outstanding options that, under their current terms and conditions, are likely to remain unexercised for the foreseeable future. Under the ratios included in the terms of the Exchange Offer, these underwater Eligible Options would be replaced by a smaller number of New RSUs, meaningfully reducing the total number of shares of outstanding equity included in our overhang.

Reasons for Proposing the Exchange Offer

Taking into account the advice of Aon and other relevant considerations, the Board and the Compensation Committee determined that the Exchange Offer would be effective and aligned with stockholder interests for the reasons summarized below.

•	Reasonable, balanced incentives. We believe that the Exchange Offer is reasonable and balanced and has the potential for meaningful positive impact on employee retention, motivation and performance.

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Reduction in overhang. The underwater options contribute to our stock option overhang until they are exercised or expire and the Exchange Offer is expected to reduce such overhang by eliminating the underwater Eligible Options that are currently outstanding and issued to our employees, because eligible participants will receive New RSUs covering fewer shares than the exchanged options.

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Impact on accounting expense. Under applicable accounting rules, we are required to continue to recognize compensation expense related to these underwater stock options as they vest, even if they are never exercised because they remain underwater. We believe the Exchange Offer will allow us to recapture retentive and incentive value from the compensation expense on our financial statements with respect to the Eligible Options. The New RSUs are not expected to result in significant additional compensation expense, and, therefore, will not have a material adverse impact on our reported earnings.

See Section 2 of the Offering Memorandum (“Purpose of The Exchange Offer; Additional Considerations”) for more information.

Q2. Who is eligible to participate in the Exchange Offer?

Only Eligible Employees are eligible to participate in the Exchange Offer. You are an “Eligible Employee” if:

•

on the date the Exchange Offer commences, you are providing services to Stoke Therapeutics as an employee and have not submitted a notice of resignation or been notified by Stoke Therapeutics that your employment is being terminated; and

•

on the date on which the surrendered Eligible Options are canceled and the New RSUs are granted to replace them, you continue to provide services to Stoke Therapeutics as an employee and have not submitted a notice of resignation or been notified by Stoke Therapeutics that your employment is being terminated.

An individual is not an Eligible Employee if they (i) currently provide services to Stoke Therapeutics as an advisor, consultant, or contractor or (ii) have ever served as a non-employee member of our Board.

See Section 1 of the Offering Memorandum (“Eligible Employees; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) for more information.

Q3. Which options are subject to the Exchange Offer?

Under the Exchange Offer, Eligible Employees will be able to elect to tender outstanding Eligible Options for exchange.

An “Eligible Option” is an outstanding option that:

•	is held by an Eligible Employee;

•	is outstanding as of the closing of the Exchange Offer;

•	has an exercise price equal to or greater than $14.00 (which is the 52-week high trading price of our common stock as of November 2, 2023); and

•	was granted under one of the Plans.

See Section 1 of the Offering Memorandum (“Eligible Employees; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) for more information.

Q4. How do RSUs differ from stock options?

The table below outlines some key differences between stock options and RSUs:

	Stock Options	RSUs

What they are	The right to purchase a fixed number of shares of Stoke Therapeutics common stock at a fixed exercise price for a fixed period of time.	The right to receive a fixed number of shares of Stoke Therapeutics common stock in the future with no exercise or purchase price.

How they work	Once a stock option grant vests, you can exercise the vested portion at any time until the expiration date of that option. Exercising means you buy the	Once an RSU vests, a share of Stoke Therapeutics common stock is issued to you and at no cost to you, other than withholding taxes associated with the RSU. The value you receive for an RSU stock at the exercise price set on the date of grant. If the price of our common stock is greater than the exercise price when you exercise and sell the shares, you receive the gain (after payment of applicable taxes).

However, when our stock price is less than the exercise price, the stock option has no intrinsic value and is considered to be underwater.

upon issuance of the common stock will be based on the then-current Stoke Therapeutics stock price. Once our stock is issued to you following the vesting of the RSU, you can either keep it as an investment or sell it.

Example (assumes vested options and RSUs and no taxes)

If you are awarded a stock option with a per share exercise price of $31.50 and the Stoke Therapeutics stock price subsequently increases to $40, the option will be worth $8.50 if exercised on that later date.

If you are awarded a stock option with a per share exercise price of $31.50 and the Stoke Therapeutics stock price subsequently decreases to $25, the option will have no intrinsic value as of that later date

If the stock price on the grant date of your RSU is $10, and the Stoke Therapeutics stock price subsequently increases to $20, each RSU will be worth $20 if the RSU has been vested and settled as of that later date.

If the stock price on the grant date of your RSU is $10, and the Stoke Therapeutics stock price subsequently decreases to $5, each RSU will be worth $5 if the RSU has been vested and settled as of that later date.

Q5. Will the terms and conditions of my New RSUs be the same as my exchanged options?

No. The terms and conditions of your New RSUs will be different from the exchanged options. The vesting schedule of the New RSUs will be different from your exchanged optioned – see Q8 below for more information. The tax treatment of the New RSUs may differ significantly from the tax treatment of your exchanged options. See Section 13 of the Offering Memorandum (“Material United States Tax Consequences”) for more information. New RSUs will be granted under the 2019 Plan and will be subject to a restricted stock unit grant notice and agreement provided to you, a form of which is filed with the SEC as an exhibit to the Schedule TO.

Q6. How many New RSUs will I receive for the Eligible Options I exchange?

The number of New RSUs to be granted to you will be determined using an exchange ratio that takes into account the exercise price of your tendered Eligible Option. The chart below sets forth the applicable exchange ratios, which are further discussed below.

Eligible Option Exercise Price ($)	Exchange Ratio (Surrendered Eligible Options to New RSUs)
$14.00 to $29.99	3.20 to 1
$30.00 to $39.99	5.30 to 1
$40.00 to $49.99	7.50 to 1
$50.00 to $59.99	7.70 to 1
$60.00 and up	7.75 to 1

The exchange ratios were calculated, for accounting purposes, to approximate a “value-for-value” exchange, meaning that they were determined in a manner intended to result in the grant of a New RSU, for accounting purposes, with an aggregate fair value that is approximately the same as the aggregate fair value of the Eligible Options that the New RSU replaces, calculated based on the closing price of our common stock on Nasdaq as of October 30, 2023.

The exchange ratios were determined with reference to the fair value of the vested and unvested Eligible Options (calculated using the Black-Scholes option valuation model) within the relevant grouping. In determining fair value, the Black-Scholes model takes into account many variables and estimates, such as our current stock price, the volatility of the price of our common stock, and the remaining term of an Eligible Option. Setting the exchange ratios in this manner was intended to result in the issuance of replacement New RSUs that have an aggregate fair value approximately equal to the aggregate fair value of the surrendered Eligible Options they replace. This will minimize any additional compensation cost that we must recognize on the New RSUs, other than compensation expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs.

See Section 1 of the Offering Memorandum (“Eligible Employees; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) for more information about the exchange ratio and Section 7 of the Offering Memorandum (“Price Range of Our Common Stock”) for information concerning the historical prices of our common stock.

Q7. Will my New RSUs have an exercise or purchase price?

Your New RSUs will not have an exercise or purchase price. Each New RSU will represent your right to receive a number of shares of our common stock upon vesting without payment by you.

Q8. When will my New RSUs vest?

Your New RSUs will not be vested on the date they are granted, even if the corresponding exchanged Eligible Options had previously become vested and exercisable.

The shares underlying any New RSUs granted in exchange for vested shares underlying Eligible Options will be subject to a new vesting schedule and will vest on the first anniversary of the New RSUs Grant Date, subject to the Eligible Employee’s continued employment or Service (as defined in the 2019 Plan) with the Company on such date.

Your New RSUs granted in exchange for the unvested shares underlying Eligible Options will be subject to a new vesting schedule such that 50% of the shares will vest on the first anniversary of the New RSUs Grant Date and the remaining 50% of the shares will vest on the second anniversary of the New RSUs Grant Date, subject to the Eligible Employee’s continued employment or Service with the Company on each such date.

Q9. Do I need to exercise my New RSU in order to receive shares?

No. Unlike stock options, which you must exercise and pay an exercise price in order to receive the vested shares subject to the option, you do not need to exercise RSUs in order to receive shares. If your New RSUs vest in accordance with the vesting schedule described above and set forth in the applicable RSU agreement, you will automatically receive the shares subject to the New RSUs upon or following vesting. Generally, shares subject to New RSUs that do not vest will be forfeited to Stoke Therapeutics, as determined in accordance with the 2019 Plan.

Q10. If I participate in the Exchange Offer, when will my New RSUs be granted?

Unless we amend or terminate the Exchange Offer in accordance with its terms, we will grant you New RSUs in exchange for Eligible Options with respect to which you properly made a valid election (and did not validly revoke that election), effective as of the New RSU Grant Date, following the Expiration Time. However, it may take a few weeks from the Expiration Time for you to receive your New RSUs.

See Section 1 of the Offering Memorandum (“Eligible Employees; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) for more information.

Q11. What happens to my New RSUs if I terminate my employment or Service with Stoke Therapeutics?

Vesting of your New RSUs will cease upon termination of your employment or Service (as defined in the 2019 Plan) with Stoke Therapeutics. Your then-unvested New RSUs will be forfeited.

Nothing in the Exchange Offer should be construed to confer upon you the right to remain employed by Stoke Therapeutics. The terms of your employment with Stoke Therapeutics remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain employed by Stoke Therapeutics until the expiration of the Exchange Offer, the grant date for the New RSUs or thereafter during the vesting period of the New RSUs. In addition, we cannot provide any assurance that your employment with Stoke Therapeutics will continue past the vesting date of any New RSU issued in exchange for an Eligible Option that would have been vested and exercisable as of your termination date had the Eligible Option not been exchanged for a New RSU.

See Section 1 of the Offering Memorandum (“Eligible Employees; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) and Section 5 of the Offering Memorandum (“Acceptance of Eligible Options for Exchange; Grant of New RSUs”) for more information.

Q12. Must I participate in the Exchange Offer?

No. Participation in the Exchange Offer is completely voluntary. If you hold more than one option grant under the Plans that qualifies as an Eligible Option and would like to participate in the Exchange Offer, you will be allowed to elect to tender for exchange as few or as many of your Eligible Option grants as you wish; however, you must tender all of the shares underlying any selected Eligible Option grant. If you choose not to participate in the Exchange Offer, then your Eligible Options will remain outstanding and subject to their current terms.

Q13. How should I decide whether or not to participate in the Exchange Offer?

We are providing substantial information to assist you in making your own informed decision. Please read all the information contained in the various sections of the Offering Memorandum below, including the information in Section 2 (“Purpose of The Exchange Offer; Additional Considerations”), Section 7 (“Price Range of Our Common Stock”), Section 9 (“Information Concerning Stoke Therapeutics; Financial Information”), Section 10 (“Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Our Securities”), Section 13 (“Material United States Tax Consequences”) and Section 16 (“Additional Information”) of the Offering Memorandum. You should seek further advice from your legal counsel, accountant and financial advisor. Participation in the Exchange Offer is entirely your decision and should be made based on your personal circumstances. No one from Stoke Therapeutics is, or will be, authorized to provide you with legal, tax, financial or other advice or recommendations regarding whether you should participate in the Exchange Offer.

In addition to reviewing the materials provided, please note the following:

•	The Exchange Offer is not a one-for-one exchange. You will receive fewer shares subject to your New RSUs than your Eligible Options.

•	Options provide value upon exercise only if our common stock price increases after the grant date. RSUs provide value upon vesting even if our common stock price does not increase after the grant date. However, because the exchange ratios for the Exchange Offer are value-based, and will be less than one-for-one, it is possible that, at some point in the future, Eligible Options you chose to exchange would have been economically more valuable than the New RSUs received by you pursuant to the Exchange Offer.

•

You should carefully consider the tax consequences of the New RSUs. In general, the New RSUs will be taxed when they vest and shares are issued to you. You are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) for advice on these matters.

Please also review the “Risk Factors” that appear on page 17.

Q14. How do I find out how many Eligible Options I have and what their exercise prices are?

The Election Form is available on the Exchange Offer website and includes a list of your Eligible Options as of November 2, 2023. At any time during the Exchange Offer, you may contact us via email at ExchangeQuestions@StokeTherapeutics.com to confirm the number of option grants that you have and the grant dates, remaining term, exercise prices, vesting schedule and other information regarding such option grants.

Q15. Can I tender for exchange stock options that I have already fully exercised?

No. The Exchange Offer applies only to outstanding Eligible Options. An option (or portion of an option) that has been exercised is no longer outstanding and is therefore not an Eligible Option.

Q16. Can I tender for exchange the remaining unexercised portion of an Eligible Option that I have already partially exercised?

Yes. If you exercised an Eligible Option in part before November 2, 2023, the remaining unexercised portion of the Eligible Option can be tendered for exchange in the Exchange Offer.

See Section 3 of the Offering Memorandum (“Procedures for Tendering Eligible Options”) for more information.

Q17. Can I tender for exchange a portion of an Eligible Option?

No partial exchange of an Eligible Option grant will be permitted. If you elect to tender an Eligible Option for exchange, you must tender all shares of the outstanding (i.e., unexercised) portion of that Eligible Option. You may elect to tender as few or as many of your Eligible Option grants as you wish. If you attempt to tender a portion, but not all, of an outstanding Eligible Option grant, we will reject your tender of that particular grant. Such rejection will not affect any other Eligible Option grants that you have properly tendered for exchange.

See Section 3 of the Offering Memorandum (“Procedures for Tendering Eligible Options”) for more information.

Q18. What if I am on an authorized leave of absence during the Exchange Offer?

Any Eligible Employee who is on an authorized leave of absence will be eligible to participate in the Exchange Offer.

See Section 1 of the Offering Memorandum (“Eligible Employees; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) for more information.

Q19. What happens if my employment with Stoke Therapeutics terminates before the Expiration Time?

If you have tendered Eligible Options under the Exchange Offer and your employment with Stoke Therapeutics terminates for any reason on or prior to the date on which the surrendered Eligible Options are canceled and the New RSUs are granted to replace them, you will no longer be eligible to participate in the Exchange Offer. Accordingly, we will not accept your Eligible Options for exchange, and you will not be eligible to receive New RSUs. In such a case, you may be able to exercise the vested portion of your Eligible Options for a limited time after your termination date, subject to and in accordance with their original terms.

Nothing in the Exchange Offer should be construed to confer upon you the right to remain an employee of Stoke Therapeutics. The terms of your employment with Stoke Therapeutics remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain in our service until the date on which the surrendered Eligible Options are canceled and the New RSUs are granted to replace them, or the New RSU Grant Date or thereafter. In addition, we cannot provide any assurance that your employment with Stoke Therapeutics will continue past the vesting date of any New RSU granted in exchange for an Eligible Option that would have been vested and exercisable as of your termination date had the Eligible Option not been exchanged for a New RSU.

See Section 1 (“Eligible Employees; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) and Section 5 (“Acceptance of Eligible Options for Exchange; Grant of New RSUs”) of the Offering Memorandum for more information.

Q20. Will I owe taxes if I participate in the Exchange Offer?

Neither the acceptance of your Eligible Options for exchange nor the grant of any New RSUs will be a taxable event for U.S. federal income tax purposes. However, you will recognize income for income tax and other tax purposes on the vesting of the New RSUs and delivery of the underlying shares to you.

All Eligible Employees who may consider tendering their Eligible Options for exchange should consult with their own tax advisors with respect to the federal, state, local and foreign tax consequences of participating in the Exchange Offer. If you are an Eligible Employee who is subject to the tax laws of a country other than the United States or of more than one country, you should be aware that there may be additional or different tax consequences that may apply to you.

See Section 13 of the Offering Memorandum (“Material United States Tax Consequences”) for more information regarding the tax aspects of the Exchange Offer.

Q21. Are there tax considerations relating to my Eligible Options that are Incentive Stock Options?

To the extent the Exchange Offer remains open for 30 calendar days (or longer), then all eligible incentive stock options intended to qualify as eligible incentive stock option under Section 422 of the Code (“Incentive Stock Options”) which are not accepted in the Exchange Offer will be considered “modified.” This will result in a deemed re-grant of such Incentive Stock Options such that the date of grant for purposes of the two-year holding period necessary to receive favorable U.S. tax treatment for your Incentive Stock Options will restart. The Exchange Offer is currently scheduled to remain outstanding for 30 calendar days or more, and therefore will result in an automatic modification of Incentive Stock Options to the extent they are not exchanged for New RSUs. The result of such a modification is that your Eligible Options may continue to be Incentive Stock Options (subject to the limitations on Incentive Stock Options under U.S. tax rules), but the date of grant for purposes of the Incentive Stock Option holding periods applicable to such Eligible Options will be the date the Exchange Offer commenced (November 2, 2023). Therefore, in order to receive favorable tax treatment with respect to such Eligible Options in the event of a deemed modification, you must not dispose of the shares received from the exercise of the Eligible Options within two years from the date the Exchange Offer commenced (November 2, 2023) or within one year from the date of exercise.

You should consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) to determine the personal tax consequences to you of participating in the Exchange Offer. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different income tax, social insurance contributions and other tax consequences that may apply to you.

See Section 13 of the Offering Memorandum (“Material United States Tax Consequences”) for more information.

Q22. What will happen to my Eligible Options if I participate in the Exchange Offer?

We will cancel all Eligible Options tendered by you and accepted by Stoke Therapeutics for exchange in the Exchange Offer. As a result, you will no longer be able to exercise any portion of the canceled Eligible Options. You will receive New RSUs in exchange for such canceled Eligible Options – see Q5 and Q6 for more information.

Q23. Is it possible for my New RSUs to be or become underwater?

No. Since New RSUs do not have an exercise or purchase price, New RSUs will never become underwater, and will always have value unless our stock price drops to $0. The value of the New RSUs (and any shares issued to you upon vesting and settlement of a New RSU) will change with fluctuations in our stock price.

Q24. What happens to Eligible Options that I choose not to tender or that are not accepted for exchange in the Exchange Offer?

If you choose not to participate, your Eligible Options will remain outstanding until they are exercised or expire by their terms, retain their current exercise price, retain their current vesting schedule and retain all of the other terms and conditions as set forth in the Plans and option agreement related to such Eligible Options. If your Eligible Options are Incentive Stock Options, they will be considered “modified” for tax purposes as discussed in Q21 above. See also Section 13 of the Offering Memorandum (“Material United States Tax Consequences”) for more information.

We will not accept for exchange any options that are tendered that do not qualify as Eligible Options. If you tender an option that is not accepted for exchange, we will send you a separate email following the Expiration Time notifying you that your tendered option was not accepted for exchange. Any such options that are not accepted for exchange will remain outstanding until they are exercised or expire by their terms, retain their current exercise price, retain their current vesting schedule and retain all of the other terms and conditions as set forth in the Plans and option agreement related to such options.

Q25. How long do I have to decide whether to participate in the Exchange Offer?

The Exchange Offer expires at 11:59 p.m., Eastern Time, on December 1, 2023 (or such later date as may apply if the Exchange Offer is extended). We will not make any exceptions to this deadline. However, although we do not currently intend to do so, we may, in our sole discretion, extend the expiration date of the Exchange Offer at any time. If we extend the Exchange Offer, we will publicly announce the extension and the new expiration date no later than 9:00 a.m., Eastern Time, on the next business day after the last previously scheduled or announced expiration date.

See Section 14 of the Offering Memorandum (“Extension of Exchange Offer; Termination; Amendment”) for more information.

Q26. How do I tender my Eligible Options for exchange?

If you are an Eligible Employee, you must tender your Eligible Options for exchange at any time before the Exchange Offer expires at 11:59 p.m. Eastern Time, on December 1, 2023 (or such later time and date as may apply if the Exchange Offer is extended).

To validly tender your Eligible Options, you must submit a properly completed Election Form through the online election process, which is described below.

Online Election Process

1. Near the start of the Exchange Offer, you will receive an announcement email, dated November 2, 2023, announcing the Exchange Offer (the “Announcement Email”). You can access the Exchange Offer through a link in the Announcement Email or at https://equitysolutions.aon.com/UWSO/Participant/ and enter your Stoke Therapeutics email address and the password you have created for use with Exchange Offer website. If this is the first time you are accessing the Exchange Offer website, you will need to register for a new account and create a password. Your email address (which will also be your username) is your Stoke Therapeutics email address. You will also need to provide the registration code included in the Announcement Email.

2. After logging into the Exchange Offer website, review the Exchange Offer materials and other information available on the Exchange Offer website and proceed through to the Election Form. You will be provided with personalized information regarding the Eligible Options that you hold, including the grant date and per share exercise price of each of your Eligible Option grants, the number of shares subject to each of your Eligible Option grants as of November 2, 2023, and the number of RSUs that would be issued in exchange for each Eligible Option grant.

3. On the Election Form on the Exchange Offer website, select the appropriate box next to each of your Eligible Option grants to indicate which Eligible Option grants you choose to exchange in the Exchange Offer, then click “Confirm and Submit”.

4. Review your Election Form on the Exchange Offer website, confirm that you are satisfied with your Election Form, then, after reviewing, submit your Election Form via the Exchange Offer website.

5. Upon submitting your Election Form via the Exchange Offer website, a Confirmation Email will be generated by the Exchange Offer website and emailed to your Stoke Therapeutics email address or other email that you provided to us. Please save a copy of the Confirmation Email for your records. At this point, you will have completed the election process. If you do not receive a Confirmation Email, please contact ExchangeQuestions@StokeTherapeutics.com to confirm that your election was made.

You do not need to return your stock option agreements relating to any tendered Eligible Options, as they will be automatically cancelled effective as of the Expiration Time if we accept your Eligible Options for exchange. We will separately send to you the grant documents relating to your New RSUs following the grant date for your New RSUs for your electronic acceptance.

Your Eligible Options will not be considered tendered until we receive a properly completed and submitted Election Form via the Exchange Offer website. We must receive your properly completed and submitted Election Form before 11:59 p.m. Eastern Time on December 1, 2023 (or such later time and date as may apply if the Exchange Offer is extended). If you miss this deadline, you will be irrevocably treated as having not elected to participate in the Exchange Offer.

We will accept delivery of your election through the online election process only, which you may access through the link above. You are responsible for making sure that the Election Form is properly submitted online through this process. You must allow for sufficient time to complete and submit your Election Form to ensure that we receive your Election Form before the Expiration Time.

We reserve the right to reject any or all tenders of Eligible Options that we determine are not in appropriate form or that we determine would be unlawful to accept. Subject to our rights to extend, terminate and amend the Exchange Offer, we expect to accept all properly tendered Eligible Options at the Expiration Time, which is 11:59 p.m. Eastern Time, on December 1, 2023.

See Section 3 of the Offering Memorandum (“Procedures for Tendering Eligible Options”) for more information.

Q27. Can I withdraw previously tendered Eligible Options?

Yes. You may withdraw your tendered Eligible Options through the Exchange Offer website at any time before the Exchange Offer expires at 11:59 p.m. Eastern Time, on December 1, 2023 (or such later time and date as may apply if the Exchange Offer is extended). In addition, although we intend to accept all validly tendered Eligible Options immediately after the Expiration Time, if we have not accepted your Eligible Options within 40 business days of the commencement of the Exchange Offer, you may withdraw your election to exchange your Eligible Options at any time thereafter.

To change an election you previously made with respect to some or all of your Eligible Option grants, including an election to withdraw some or all of your Eligible Option grants from the Exchange Offer, you must submit a valid new Election Form indicating only the Eligible Option grants you wish to exchange in the Exchange Offer or a valid new Election Form indicating that you do not want to exchange your Eligible Options, by completing the election process outlined below by Expiration Time, which, unless the Exchange Offer is extended, is 11:59 p.m. Eastern Time, on December 1, 2023. You must allow sufficient time to complete and submit your new Election Form to ensure that we receive it before the Expiration Time.

Election Changes and Withdrawals

1. You can access the Exchange Offer website at https://equitysolutions.aon.com/UWSO/Participant/ and enter your Stoke Therapeutics email address and the password you have created for use with this website.

2. After logging into the Exchange Offer website, review the information and proceed through to the Election Form. You will be provided with your Eligible Option schedule containing personalized information regarding the Eligible Option grants you hold, as described in Question 26.

3. On the Election Form, select the appropriate box next to your Eligible Option grants previously selected to be tendered in the Exchange Offer to indicate those Eligible Option grants that you do not want to exchange in the Exchange Offer, or to make other changes to your previous election, then click “Confirm and Submit”.

4. Review your Election Form, confirm that you are satisfied with your Election Form after reviewing and then submit your Election Form via the Exchange Offer website.

5. Upon submitting your Election Form, a Confirmation Email will be generated by the Exchange Offer website and emailed to your Stoke Therapeutics email address. Please save a copy of the Confirmation Email for your records. At this point, you will have completed the election process. If you do not receive a Confirmation Email, please contact ExchangeQuestions@StokeTherapeutics.com to confirm that your election was made.

If you miss the deadline to withdraw but remain an Eligible Participant at the Expiration Time, any previously tendered Eligible Options will be exchanged pursuant to the Exchange Offer. You may change your mind as many times as you wish prior to the Expiration Time, but you will be bound by the last properly submitted Election Form we receive before the Expiration Time.

Once you have withdrawn Eligible Options, you may re-tender Eligible Options again by submitting a new Election Form and following the procedures described for validly tendering stock option grants in the Exchange Offer as discussed in Question 27 above.

See Section 4 of the Offering Memorandum (“Withdrawal Rights”) for more information.

Q28. How will I know whether you have received my Election Form or my Notice of Withdrawal?

We will send you a Confirmation Email or other form of communication, as appropriate, to confirm receipt of your Election Form, shortly after we receive it. However, it is your responsibility to ensure that you submit your final Election Form prior to the Expiration Time.

See Section 3 of the Offering Memorandum (“Procedures for Tendering Eligible Options”) for more information.

Q29. What will happen if I do not return my Election Form by the deadline?

If we do not receive an Election Form from you by the Expiration Time, then all of your Eligible Options will remain outstanding at their original exercise price and subject to their original terms, except for the impact on ISO status as discussed in Q21 above. If you prefer not to tender any of your Eligible Options for exchange in the Exchange Offer, you do not need to do anything.

See Section 3 of the Offering Memorandum (“Procedures for Tendering Eligible Options”) and Section 13 of the Offering Memorandum (“Material United States Tax Consequences”) for more information.

Q30. What if I have any questions regarding the Exchange Offer?

You should direct questions about the Exchange Offer (including requests for additional or paper copies of the Exchange Offer and other Exchange Offer documents which we will promptly furnish to you at our expense) by email to ExchangeQuestions@StokeTherapeutics.com.

RISK FACTORS

Participation in the Exchange Offer involves a number of potential risks and uncertainties, including those described below. You should consider, among other things, these risks and uncertainties before deciding whether or not to tender your Eligible Options for exchange in the manner described in the Exchange Offer. You should carefully review the risk factors set forth below and those contained in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2023 and our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 and June 30, 2023, filed with the SEC on May 4, 2023 and August 7, 2023, respectively, as well as the other information provided in the Exchange Offer and the other materials that we have filed or will file in the future with the SEC, before making a decision as to whether or not to tender your Eligible Options. See Section 16 of the Offering Memorandum (“Additional Information”) for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review these reports.

Risks Related to the Exchange Offer

The exchange ratio used in the Exchange Offer may not accurately reflect the value of your Eligible Options at the time of their exchange.

The calculation of the exchange ratio for the Eligible Options in the Exchange Offer is based on the Black-Scholes option pricing model and relies on numerous assumptions. The valuation method that we use for establishing the exchange ratio is designed to estimate a fair value of options as of the date the exchange ratio is calculated and is not a prediction of the future value that might be realized through Eligible Options or New RSUs.

You should be aware that option valuation is inherently difficult to estimate and imprecise. Although the Black-Scholes model is a standard and accepted model for determining the value of options, the utilization of different assumptions in the Black-Scholes option pricing model can produce significantly different results for the ultimate value of an option.

Moreover, even experts can disagree on the correct assumptions to use for any particular option valuation exercise. The assumptions we use for purposes of this Exchange Offer may not be the same as those used by others and, therefore, our valuation of the Eligible Options, the New RSUs and/or the exchange ratio may not be consistent with those obtained using other valuation techniques or input assumptions and may not reflect the actual value of these options.

New RSUs granted to you in the Exchange Offer will be entirely unvested as of the New RSU Grant Date and will have a vesting schedule that is different from the vesting schedule of your exchanged Eligible Options. Such vesting requires that you remain in the service of Stoke Therapeutics. If your service with us terminates for any or no reason, your unvested New RSUs will terminate automatically.

New RSUs granted in exchange for the vested shares underlying Eligible Options will be subject to a new vesting schedule and will vest on the first anniversary of the New RSUs Grant Date, subject to the Eligible Employee’s continued employment or Service with the Company on such date. New RSUs granted in exchange for the unvested shares underlying Eligible Options will be subject to a new vesting schedule such that 50% of the shares will vest on the first anniversary of the New RSUs Grant Date and the remaining 50% of the shares will vest on the second anniversary of the New RSUs Grant Date, subject to the Eligible Employee’s continued employment or Service with the Company on each such date.

The new vesting schedule will be applicable to your New RSUs even if your Eligible Options already vested in whole or in part.

Vesting requires the passage of time and that your services to us continue through each vesting date. If you do not remain an employee with us or continue to provide Services through each date your New RSUs are scheduled to vest, you will not have the right to receive all of the shares subject to those New RSUs. Instead, the unvested portion of your New RSUs generally will expire immediately upon your termination. As a result, you may not receive any value from your New RSUs. Nothing in the Exchange Offer should be construed to confer upon you the right to remain an employee of Stoke. The terms of your employment or service with us remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain in service with Stoke until the completion date or thereafter.

Your canceled Eligible Options may be worth more than the New RSUs that you receive in exchange.

Because the New RSUs you receive will cover fewer shares than the number of shares outstanding under your Eligible Options, it is possible that, at some point in the future, if our stock price increases, those Eligible Options would have been more economically valuable than the New RSUs granted pursuant to the Exchange Offer.

Whether you will be in a better position if you surrender your Eligible Options for New RSUs instead of retaining your Eligible Options depends on many factors, including the number of Eligible Options you hold, the number of New RSUs that you would receive in exchange for your Eligible Options, the exercise price of your Eligible Options, the value of our common stock in the future, how long you remain employed by us and the expiration date of your Eligible Options. We encourage you to consult with your financial, tax, legal and other advisors when determining whether to participate in the Exchange Offer.

If your service with Stoke Therapeutics terminates before your New RSUs vest, you will not be able to receive value for your unvested New RSUs, but you may have been able to receive value for the Eligible Options you exchanged for the New RSUs.

The New RSUs will be subject to a new vesting schedule that differs from the vesting schedules of the Eligible Options that you exchange, as described above. Therefore, none of the New RSUs will be vested on the New RSU Grant Date even if your Eligible Options are fully or partially vested. Accordingly, if your service with us terminates after you exchange your Eligible Options for New RSUs, you may not be able to realize as much value from your New RSUs as you could have realized from the Eligible Options you exchanged. For example, if you do not exchange your vested Eligible Options for New RSUs, and your service with us terminates, if our stock price increases above the exercise price per share of your vested Eligible Options, you would still be able to exercise (subject to the deadlines in the applicable option agreement) and sell the underlying shares of common stock for these vested Eligible Options at a gain. However, if you exchange your vested Eligible Options for New RSUs, and your service with us terminates after you receive New RSUs but before such New RSUs have vested, you will receive no value from being granted the New RSUs.

The Exchange Offer may have tax ramifications for you.

If you are a U.S. taxpayer and participate in the Exchange Offer, you will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange and, with respect to New RSUs, on the New RSU Grant Date. However, you generally will have taxable ordinary income when the New RSUs vest and the shares underlying your New RSUs are issued to you, at which time Stoke Therapeutics generally also will have a tax withholding obligation. You also may have taxable capital gains when you sell the shares underlying the New RSUs. Note that the tax treatment of New RSUs differs significantly from the tax treatment of your exchanged Eligible Options, and as a result of your participation in this offer, your tax liability could be higher than if you had kept your exchanged Eligible Options. For additional detailed information regarding the tax treatment of stock options, including ISOs and NSOs, see Section 13 of the Offering Memorandum (“Material United States Tax Consequences”). We encourage you to consult with your tax advisors when determining whether to participate in the Exchange Offer, as each individual’s tax circumstances are unique.

Risks that are Related to Our Business and Common Stock

You should carefully review the risk factors contained in our periodic and other reports filed with the SEC, including those in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and our Annual Report on Form 10-K for the year ended December 31, 2022, and also the other information provided in this Exchange Offer (including the Schedules to this Exchange Offer) and the other materials that we have filed or will file in the future with the SEC, before making a decision on whether to surrender your eligible stock options for exchange. You may access these filings electronically at the SEC’s website at http://www.sec.gov or on our Investor Relations website at http://investor.stoketherapeutics.com. In addition, upon request we will provide you with a copy of any or all of the documents to which we have referred you (without charge to you).

OFFERING MEMORANDUM

OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR NEW RSUS

OFFERING MEMORANDUM

OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR NEW RSUS

Section 1. Eligible Employees; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer.

Stoke Therapeutics, Inc. (“Stoke Therapeutics,” “we,” “us” or “our”) is offering Eligible Employees the opportunity to exchange certain outstanding stock options for new restricted stock units. As described in this Section 1 of this Offering Memorandum —Offer to Exchange Eligible Options for New RSUs (this “Offering Memorandum”), Eligible Options that are validly tendered prior to the Expiration Time will be exchanged for New RSUs. Each capitalized term that is used in this paragraph without being defined has the meaning set forth below.

We are making the offer on the terms and subject to the conditions described in this Offering Memorandum, as they may be amended from time to time, and these terms and conditions constitute the “Exchange Offer.” The Exchange Offer is not conditioned on the acceptance of the Exchange Offer by a minimum number of optionholders or the tender of elections to exchange options covering a minimum number of shares.

Eligible Employees

You are an “Eligible Employee” if:

•

on the date the Exchange Offer commences, you are providing services to Stoke Therapeutics as an employee and have not submitted a notice of resignation or been notified by Stoke Therapeutics that your employment is being terminated; and

•

on the date on which the surrendered Eligible Options are canceled and the New RSUs (as defined below) are granted to replace them, you continue to provide services to Stoke Therapeutics as an employee and have not submitted a notice of resignation or been notified by Stoke Therapeutics that your employment is being terminated.

An individual is not an Eligible Employee if they (i) currently provide services to Stoke Therapeutics as an advisor, consultant, or contractor or (ii) have ever served as a non-employee member of our Board of Directors (the “Board”).

You will not be eligible to tender Eligible Options for exchange in the Exchange Offer if you cease to be an Eligible Employee for any reason prior to the date on which the surrendered Eligible Options are canceled and the New RSUs are granted to replace them, including due to your voluntary resignation, retirement, involuntary termination, layoff, death or disability. An individual who is on an authorized leave of absence and is otherwise an Eligible Employee on the Expiration Date will be eligible to tender Eligible Options in the Exchange Offer. A leave of absence is considered “authorized” if it was approved in accordance with our policies.

Your employment with Stoke Therapeutics will remain at-will, regardless of your participation in the Exchange Offer, and can be terminated by you or us at any time. Nothing in the Exchange Offer should be construed to confer upon you the right to remain employed by Stoke Therapeutics. The terms of your employment with Stoke Therapeutics remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain employed by Stoke Therapeutics until the grant date for the New RSUs or any vesting date of your New RSUs in the future.

Eligible Options

An “Eligible Option” is an outstanding option that:

•	is held by an Eligible Employee;

•	is outstanding as of the closing of the Exchange Offer;

•	has an exercise price equal to or greater than $14.00 (which is the 52-week high trading price of our common stock as of November 2, 2023); and

•	was granted under our 2014 Equity Incentive Plan, as amended (the “2014 Plan”) or our 2019 Equity Incentive Plan, as amended (the “2019 Plan” and together with the 2014 Plan, the “Plans”).

The Proposed Exchange

If you choose to participate in the Exchange Offer and tender Eligible Options for exchange, and if we accept your tendered Eligible Options, then we will grant you an award of restricted stock units (each, a “New RSU”) with the following terms (collectively, the “New RSU Terms”):

•	Each New RSU will not have an exercise or purchase price. Each New RSU will represent your right to receive one share of our common stock for each New RSU that vests in the future.

•

The number of your New RSUs will be determined using an exchange ratio based on the exercise price of your tendered Eligible Option. The chart below sets forth the applicable exchange ratios, which are further discussed below.

Eligible Option Exercise Price ($)	Exchange Ratio (Surrendered Eligible Options to New RSUs)
$14.00 to $29.99	3.20 to 1
$30.00 to $39.99	5.30 to 1
$40.00 to $49.99	7.50 to 1
$50.00 to $59.99	7.70 to 1
$60.00 and up	7.75 to 1

•	Your New RSUs will be granted under the 2019 Plan.

•	Your New RSUs will not be fully vested on the date they are granted, even if the corresponding exchanged Eligible Options were previously vested and exercisable.

•

New RSUs granted in exchange for the vested shares underlying Eligible Options will be subject to a new vesting schedule and will vest on the first anniversary of the New RSUs Grant Date, subject to the Eligible Employee’s continued employment or Service (as defined in the 2019 Plan) with the Company on such date

•

New RSUs granted in exchange for the unvested shares underlying Eligible Options will be subject to a new vesting schedule such that 50% of the shares will vest on the first anniversary of the New RSUs Grant Date and the remaining 50% of the shares will vest on the second anniversary of the New RSUs Grant Date, subject to the Eligible Employee’s continued employment or Service with the Company on each such date.

You are not required to participate in the Exchange Offer. If you hold more than one option grant that qualifies as an Eligible Option and elect to participate in the Exchange Offer, you will be allowed to tender for exchange as few or as many of your Eligible Option grants as you wish; however, you must tender all of the shares underlying any selected Eligible Option grant. Eligible Options properly tendered in this Exchange Offer and accepted by Stoke Therapeutics for exchange will be canceled and your New RSUs will be granted with the New RSU Terms promptly following the Expiration Time (such date, the “New RSU Grant Date”).

Exchange Ratios applicable to all New RSUs

The exchange ratios were calculated, for accounting purposes, to approximate a “value-for-value” exchange, meaning that they were determined in a manner intended to result in the grant of a New RSU, for accounting purposes, with an aggregate fair value that is approximately the aggregate fair value of the Eligible Options the New RSU replaces, calculated based on the closing price of our common stock on Nasdaq as of October 30, 2023. Such a fair value exchange is intended to balance the compensatory goals of the Exchange Offer and the interests of our stockholders, including reducing our total number of outstanding options, avoiding further dilution to our stockholders and minimizing the accounting expense of the grants of New RSUs. Fractions of New RSUs will not be granted and cash will not be paid for any fractional shares. New RSUs calculated according to the exchange ratios that result in fractional shares will be rounded down to the nearest whole share of our common stock.

The exchange ratios were determined with reference to the fair value of the vested and unvested Eligible Options (calculated using the Black-Scholes option valuation model) within the relevant grouping. In determining fair value, the Black-Scholes model takes into account many variables and estimates, such as our current stock price, the volatility of the price of our common stock, and the remaining term of an Eligible Option. Setting the exchange ratios in this manner was intended to result in the issuance of replacement New RSUs that have an aggregate fair value approximately equal to the aggregate fair value of the surrendered Eligible Options they replace. This will minimize any additional compensation cost that we must recognize on the New RSUs, other than compensation expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs.

Expiration and Extension of the Exchange Offer

The Exchange Offer is scheduled to expire at 11:59 p.m., Eastern Time, on Friday, December 1, 2023, unless we, in our sole discretion, extend the expiration date of the Exchange Offer (such time and date referred to herein as the “Expiration Time”). See Section 14 (“Extension of Exchange Offer; Termination; Amendment”) for a description of our rights to extend, terminate and amend the Exchange Offer.

If you do not elect to tender your Eligible Options before the Expiration Time, such Eligible Options will remain subject to their current terms, including the current exercise prices and vesting schedules.

Section 2. Purpose of the Exchange Offer; Additional Considerations.

We believe that an effective and competitive employee incentive program is imperative for the future growth and success of our company. We rely on our employees to implement our strategic initiatives and expand and develop our business. Competition for many of these employees, particularly in the biotechnology industry, is intense and many companies use stock options as a means of attracting, motivating, and retaining their best employees. Stock options historically constituted a key part of our hiring, incentive, and retention programs because our Board believes that equity compensation encourages employees to act like owners of the business, motivating them to work toward our success and rewarding their contributions by allowing them to benefit from increases in the value of our common stock.

When the Compensation Committee approves the grant of a stock option, it establishes the exercise price that the employee must pay to purchase shares of our common stock when the option is exercised. The per share exercise price is set at the closing price of a share of our common stock as reported by Nasdaq on the date the option is granted. Thus, an employee receives value only if the employee exercises an option and sells the purchased shares at a price that exceeds the stock option’s exercise price.

Since January 2021, when our stock closed as high as $67.32 (on January 18, 2021), declines in our stock price have steadily eroded the retentive and incentive value of stock options granted. For example, on October 30, 2023, the closing price for our common stock as reported on Nasdaq was $3.57 per share, resulting in many of our options being underwater. The Company has heard from employees that they view their underwater options has having little or no value. As a result, we believe that these underwater options are no longer effective as performance and retention incentives. We believe that to enhance long-term stockholder value we need to maintain competitive employee incentive and retention programs. An equity stake in the success of our company is a critical component of these programs. Although we continue to believe that stock options are an important component of our employees’ total compensation, many of our employees view their existing stock options as having little or no value due to the difference between the exercise prices and the current market price of our common stock. As a result, for many employees, these options are ineffective at providing the incentives and retention value that our Board believes is necessary to motivate our employees to increase long-term stockholder value. We believe that it is essential to continue to retain and motivate our best employees, and that the inherent value of the New RSUs and new vesting periods of the New RSUs may be more effective in retaining and incentivizing employees than the existing underwater options. We believe the Exchange Offer will provide us with an opportunity to restore for Eligible Employees an incentive to remain with us and contribute to the future growth and success of our company.

In addition, the Exchange Offer will reduce our stock option overhang by eliminating underwater options that are currently outstanding and replacing them with New RSUs covering a fewer number of shares than the exchanged options.

In deciding whether to tender one or more Eligible Options pursuant to the Exchange Offer, you should know that we continually evaluate and explore strategic opportunities as they arise. At any given time, we may be engaged in discussions or negotiations with respect to one or more corporate transactions of the type described below. We also grant equity awards in the ordinary course of business to our current and new employees, including our executive officers. Our directors and employees, including our executive officers, from time to time may acquire or dispose of our securities. We may from time to time repurchase our own outstanding securities after we have announced any decision by the Board to authorize us to do so, in accordance with applicable securities laws. In addition, we may pursue opportunities to raise additional capital through the issuance of equity or convertible debt securities. If this occurs, the percentage ownership of our stockholders could be significantly diluted, and these newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders. We cannot assure you that additional financing will be available on terms favorable to Stoke Therapeutics, or at all.

Subject to the foregoing and except as otherwise disclosed in the Exchange Offer or in our filings with the Securities and Exchange Commission (the “SEC”), we currently have no plans, proposals or negotiations that relate to or would result in:

•	any extraordinary corporate transaction, such as a material merger, reorganization or liquidation, involving us;

•	any purchase, sale or transfer of a material amount of our assets;

•	any material change in our present dividend policy or our indebtedness or capitalization;

•

any material change in our present Board or executive management team, including any plans to change the number or term of our directors or to fill any existing vacancies on the Board or to change the material terms of any executive officer’s employment;

•	any other material change in our corporate structure or business;

•	our common stock being delisted from any national securities exchange or ceasing to be authorized for quotation in an automated quotation system operated by a national securities association;

•	our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act’);

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	the acquisition by any person of any of our securities or the disposition of any of our securities, other than in the ordinary course of business or pursuant to existing options or other rights; or

•	any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

In the ordinary course of business, Stoke Therapeutics makes changes in the composition and structure of its Board and/or management. Stoke Therapeutics expects that it will continue to make changes in this regard.

WE DO NOT MAKE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER YOUR ELIGIBLE OPTIONS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU SHOULD EVALUATE CAREFULLY ALL OF THE INFORMATION IN THE EXCHANGE OFFER AND CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR ELIGIBLE OPTIONS FOR EXCHANGE.

Section 3. Procedures for Tendering Eligible Options.

Procedure for valid election to exchange Eligible Options Participation in the Exchange Offer is voluntary. If you are an Eligible Employee at the start of the Exchange Offer you will have received an announcement email from Stoke Therapeutics on November 2, 2023, announcing this Exchange Offer. If you do not want to participate, then no action is necessary. If you choose to participate in the Exchange Offer, you must do the following before 11:59 p.m., Eastern Time, on the Expiration Date, which is expected to be December 1, 2023.

The procedure for the valid election to exchange options is outlined below:

1.

Click on the link to the option exchange website (the “Exchange Offer Website”) in the announcement email you received on November 2, 2023, announcing the Exchange Offer, or go to the Exchange Offer Website at https://equitysolutions.aon.com/UWSO/Participant/. Register for an account on the Exchange Offer Website using the instructions provided to you in the announcement email (or if you previously logged into the Exchange Offer Website, log in using your updated login credentials).

2.

After logging in to the Exchange Offer Website, review the information and proceed through to the “Election Form” page. You will be provided with personalized information regarding each eligible option grant you hold, including:

•	the grant date of the Eligible Option;

•	the per share exercise price of the Eligible Option;

•

the number of shares of our common stock subject to each Eligible Option and the number of such shares that are vested as of November 2, 2023 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date);

•	the number of shares of our common stock subject to the New RSU grant that would be granted in exchange for each Eligible Option; and

•	the vesting schedule of each New RSU grant.

3.

On the “Election Form” page, make your selection next to each of your Eligible Options to indicate which Eligible Options you choose to exchange in the Exchange Offer by selecting “Exchange for New RSU” or choose not to exchange in the Exchange Offer by selecting “Do Not Exchange.”

4.

Proceed through the Exchange Offer Website by following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing, acknowledging and agreeing to the terms and conditions stated on the Confirm Elections page and in the Exchange Offer documents, submit your election. If you do not acknowledge and agree to the terms and conditions, you will not be permitted to submit your election.

5.	Upon submitting your election, a Confirmation Email will be generated by the Exchange Offer Website. Please print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your email. At this point, you will have completed the election process via the Exchange Offer Website.

We must receive your properly completed and submitted election by the expiration of the Exchange Offer, currently expected to be 11:59 p.m., Eastern Time, on December 1, 2023.

You do not need to return your stock option agreements relating to any tendered Eligible Options, as they will be automatically canceled in exchange for New RSUs if we accept your Eligible Options for exchange.

Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects.

To validly tender your Eligible Options pursuant to the Exchange Offer, you must remain an Eligible Employee and your employment with us must not have terminated for any reason, including due to your voluntary resignation, retirement, involuntary termination, layoff, death or disability, prior to the date on which the surrendered Eligible Options are canceled and the New RSUs are granted to replace them.

If you hold multiple option grants that each qualify as an Eligible Option and elect to participate in the Exchange Offer, you will be able to elect to tender as few or as many of your Eligible Option grants as you wish. However, if you elect to tender an Eligible Option for exchange, you must tender the entire outstanding (i.e., unexercised) portion of that Eligible Option. If you attempt to tender a portion but not all of an outstanding Eligible Option grant, we will reject your tender of that particular grant. Such rejection will not affect any other Eligible Options that you have properly tendered for exchange.

We will determine all questions as to form of documents and the validity, eligibility, time of receipt and acceptance of any tender of Eligible Options. Neither Stoke Therapeutics nor any other person is obligated to give notice of any defects or irregularities in tenders. No tender of Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Eligible Employee or waived by Stoke Therapeutics. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties.

The Exchange Offer is a one-time offer, and we will strictly enforce the offer period, subject only to any extension of the Expiration Time that we may grant in our sole discretion. Subject to Rule 13e-4 under the Exchange Act, we also reserve the right to waive any of the conditions of the Exchange Offer or any defect or irregularity in any tender with respect to any particular Eligible Option or any particular Eligible Employee.

Our Acceptance Constitutes an Agreement.

Your tender of Eligible Options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Exchange Offer and will be controlling, absolute and final, subject to your withdrawal rights under Section 4 (“Withdrawal Rights”) and our acceptance of your tendered Eligible Options in accordance with Section 5 (“Acceptance of Eligible Options for Exchange; Grant of New RSUs”). Our acceptance for exchange of Eligible Options that you tender pursuant to the Exchange Offer will constitute a binding agreement between Stoke Therapeutics and you upon the terms and subject to the conditions of the Exchange Offer.

Subject to our rights to terminate and amend the Exchange Offer in accordance with Section 6 (“Conditions of the Exchange Offer”), and as described in Section 1 (“Eligible Employees; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) of this Offering Memorandum, on the New RSU Grant Date, we expect to accept for exchange all properly tendered Eligible Options that have not been validly withdrawn by the Expiration Time, and we expect to cancel the Eligible Options that we accept in exchange for the grant of New RSUs with the New RSU Terms. We expect the New RSU Grant Date to occur promptly following the Expiration Time.

Section 4. Withdrawal Rights.

You may change an election you previously made with respect to some or all of your Eligible Options, including an election to withdraw all of your Eligible Options from this Exchange Offer, only in accordance with the provisions of this section. Just as you may not tender only part of an Eligible Option grant, you also may not withdraw your election with respect to only a portion of an Eligible Option grant. If you elect to withdraw a previously tendered Eligible Option grant, you must withdraw the entire Eligible Option, but you are not required to withdraw any other tendered Eligible Options.

We will permit any Eligible Options tendered in the Exchange Offer to be withdrawn at any time during the period the Exchange Offer remains open. Please note that, upon the terms and subject to the conditions of the Exchange Offer, we expect to accept for exchange all Eligible Options properly tendered and not validly withdrawn by the Expiration Time. In addition, although we intend to accept all validly tendered Eligible Options promptly after the Expiration Time, due to certain requirements under U.S. securities laws, if we have not accepted your tendered Eligible Options by 11:59 p.m. Eastern Time on December 28, 2023 (which is the 40th business day following the commencement of the offer), you may withdraw your Eligible Options at any time thereafter but prior to our acceptance.

Procedure for valid election changes and withdrawals Election changes and withdrawals via the Exchange Offer Website can be processed using the following process:

The procedure for the valid election to exchange options is outlined below:

1.

Click on the link to the Exchange Offer Website in the announcement email you received on November 2, 2023, announcing the Exchange Offer, or go to the Exchange Offer Website at https://equitysolutions.aon.com/UWSO/Participant/. Log in to the Exchange Offer Website using the login instructions provided to you in the announcement email (or if you previously logged into the Exchange Offer Website, your updated login credentials).

2.

After logging in to the Exchange Offer Website, review the information and proceed through to the “Election Form” page. You will be provided with personalized information regarding each eligible option grant you hold, including:

•	the grant date of the Eligible Option;

•	the per share exercise price of the Eligible Option;

•

the number of shares of our common stock subject to each Eligible Option and the number of such shares that are vested as of November 2, 2023 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date);

•	the number of shares of our common stock subject to the New RSU grant that would be granted in exchange for each Eligible Option; and

•	the vesting schedule of each New RSU grant.

3.

On the “Election Form” page, make your selection next to each of your Eligible Options to indicate which Eligible Options you choose to exchange in the Exchange Offer by selecting “Exchange for New RSU” or choose not to exchange in the Exchange Offer by selecting “Do Not Exchange.”

4.

Proceed through the Exchange Offer Website by following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing, acknowledging and agreeing to the terms and conditions stated on the Confirm Elections page and in the Exchange Offer documents, submit your election. If you do not acknowledge and agree to the terms and conditions, you will not be permitted to submit your election.

5.	Upon submitting your election, a Confirmation Email will be generated by the Exchange Offer Website. Please print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your email. At this point, you will have completed the election process via the Exchange Offer Website.

You are responsible for making sure that, if you wish to withdraw tendered Eligible Options, your election form on the Exchange Offer Website (the “Election Form”) is delivered via the Exchange Offer website as indicated in Section 3 above.

You may not rescind any withdrawal, and any Eligible Options you withdraw will thereafter be deemed not properly tendered for purposes of the Exchange Offer unless you properly re-tender those Eligible Options before the Expiration Time by following the procedures described in Section 3 of this Offering Memorandum.

Neither we nor any other person is obligated to give notice of any defects or irregularities in any Election Form submitted via the Exchange Offer website, nor will anyone incur any liability for failing to give notice of any defects or irregularities. We will determine all questions as to the form and validity, including time of receipt, of Election Forms received via the Exchange Offer website. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determinations of these matters will be final and binding.

Section 5. Acceptance of Eligible Options for Exchange; Grant of New RSUs.

Upon the terms and subject to the conditions of the Exchange Offer, we expect to accept for exchange all Eligible Options properly tendered and not validly withdrawn by the Expiration Time, unless extended. On the New RSU Grant Date, we expect to cancel the Eligible Options we have accepted in exchange for the grant of the New RSUs with the New RSU Terms. If the Expiration Time is extended, then the New RSU Grant Date will be similarly extended.

Promptly after we grant the New RSUs, we will send each tendering Eligible Employee a confirmation email with respect to the Eligible Options that we have accepted for exchange. In addition, we will separately provide to each tendering Eligible Employee for acceptance via our online equity administration portal the documentation relating to the Eligible Employee’s New RSUs. We have filed a form of such confirmation email as an exhibit to the Schedule TO.

If you have tendered Eligible Options under the Exchange Offer and your employment terminates for any reason, or if you submit a notice of resignation or receive a notice of termination, before the date on which the surrendered Eligible Options are canceled and the New RSUs are granted to replace them, you will no longer be eligible to participate in the Exchange Offer, and we will not accept your Eligible Options for exchange. In that case, you may be able to exercise your existing vested Eligible Options for a limited time after your termination date in accordance with and subject to their terms.

Section 6. Conditions of the Exchange Offer.

Notwithstanding any other provision of the Exchange Offer, we will not be required to accept any Eligible Options tendered for exchange, and we may terminate or amend the Exchange Offer, in each case subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date hereof and prior to the Expiration Time, any of the following events has occurred, or if we have determined, in our reasonable judgment, that any of the following events has occurred:

•

there shall have been threatened or instituted any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or other person, domestic or foreign, before any court, authority, agency or tribunal that (i) directly or indirectly challenges the making of the Exchange Offer or the exchange of some or all of the Eligible Options tendered for exchange, (ii) otherwise relates in any manner to the Exchange Offer, or (iii) in our reasonable judgment, could materially affect our business, condition (financial or other), assets, income, operations, prospects or stock ownership;

•

there shall have been threatened, instituted or taken, any action, or any approval, exemption or consent shall have been withheld, or any statute, rule, regulation, judgment, order or injunction shall have been proposed, sought, promulgated, enacted, entered, amended, interpreted, enforced or deemed to be applicable to the Exchange Offer or Stoke Therapeutics, by or from any court or any regulatory or administrative authority, agency or tribunal that, in our reasonable judgment, would directly or indirectly:

•

make it illegal for us to accept some or all of the tendered Eligible Options for exchange, otherwise restrict or prohibit consummation of the Exchange Offer or otherwise relate in any manner to the Exchange Offer;

•	delay or restrict our ability, or render us unable, to accept the tendered Eligible Options for exchange; or

•	impair the contemplated benefits of the Exchange Offer to Stoke Therapeutics;

•	there will have occurred:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or automated quotation system or in the over-the-counter market;

•	the declaration of a banking moratorium or any suspension of payments with respect to banks in the United States;

•

any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States;

•

in our reasonable judgment, any extraordinary or material adverse change in United States financial markets generally, including a decline of at least 10% in either the Dow Jones Industrial Average or the Standard & Poor’s 500 Index from the date of commencement of the Exchange Offer;

•

the commencement or escalation of a war or other national or international calamity directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of the Exchange Offer; or

•

any of the situations described above which existed at the time of commencement of the Exchange Offer, where such situation, in our reasonable judgment, deteriorates materially after commencement of the Exchange Offer.

•

a tender or exchange offer (other than the Exchange Offer) with respect to some or all of our capital stock, or a merger or acquisition proposal for Stoke Therapeutics, shall have been proposed, announced or publicly disclosed or we shall have learned that:

•

any person, entity or group (where “group” has the meaning given within Section 13(d)(3) of the Exchange Act) has acquired more than 5% of our outstanding common stock, other than a person, entity or group that had publicly disclosed such ownership with the SEC prior to the date of commencement of the Exchange Offer;

•	any such person, entity or group that had publicly disclosed such ownership prior to such date has acquired additional common stock constituting more than 1% of our outstanding shares; or

•

any new group has been formed that beneficially owns more than 5% of our outstanding common stock that, in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the Exchange Offer or with such acceptance of Eligible Options for exchange;

•

any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the Exchange Offer, other than as contemplated as of the commencement date of this Exchange Offer (as described in Section 11 of this Offering Memorandum, “Accounting Consequences of this Exchange Offer”);

•	any changes occur in our business, financial condition, assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to Stoke Therapeutics;

•

Any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the Exchange Offer to Stoke Therapeutics (see Section 2 of this Offering Memorandum, “Purpose of the Exchange Offer; Additional Consideration,” for a description of the contemplated benefits of the Exchange Offer to Stoke Therapeutics); and

•

Any rules or regulations by any governmental authority, Nasdaq, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to us that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the Exchange Offer to Stoke Therapeutics (see Section 2 of this Offering Memorandum, “Purpose of the Exchange Offer; Additional Consideration,” for a description of the contemplated benefits of the Exchange Offer to Stoke Therapeutics).

The conditions to the Exchange Offer are for Stoke Therapeutics’ benefit. We may assert them prior to the Expiration Time regardless of the circumstances giving rise to them (other than circumstances caused by our action or inaction). We may waive the conditions, in whole or in part, at any time and from time to time prior to our acceptance of your tendered Eligible Options for exchange, whether or not we waive any other condition to the Exchange Offer. Subject to any order or decision by a court or arbitrator of competent jurisdiction, any determination we make concerning the events described in this Section 6 will be final and binding upon all persons.

Section 7. Price Range of Our Common Stock.

The Eligible Options give Eligible Employees the right to purchase shares of our common stock at a fixed exercise price. None of the Eligible Options are traded on any trading market. Our common stock trades on Nasdaq under the symbol “STOK.”

The following table sets forth the high and low per share sales prices of our common stock on Nasdaq during the periods indicated.

Year Ending December 31, 2022	High	Low
First Quarter	$26.60	$16.62
Second Quarter	$24.97	$9.55

Year Ended December 31, 2021	High	Low
First Quarter	$71.58	$35.40
Second quarter	$41.60	$28.80
Third quarter	$34.83	$23.22
Fourth quarter	$33.06	$17.76

Year Ended December 31, 2020	High	Low
First quarter	$34.69	$15.82
Second quarter	$30.39	$19.00
Third quarter	$37.88	$22.10
Fourth quarter	$64.54	$33.26

As of September 18, 2023, we had 6 stockholders of record, and 44,293,115 shares of our common stock were issued and outstanding. Because brokers and other institutions hold many of our shares on behalf of stockholders, we are unable to estimate the total number of beneficial stockholders represented by these record holders. On October 30, 2023, the closing price for our common stock as reported on Nasdaq was $3.57 per share. We recommend that you obtain current market quotations for our common stock before deciding whether or not to tender your Eligible Options for exchange. The price of our common stock has been, and in the future may be, volatile and could decline. The trading price of our common stock has fluctuated in the past and is expected to continue to do so in the future as a result of a number of factors, many of which are outside our control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many companies and that have often been unrelated or disproportionate to the operating performance of those companies.

Among other things, you should evaluate current market quotations for shares of our common stock before deciding whether or not to accept this offer.

Section 8. Source and Amount of Consideration; Terms of New RSUs.

Consideration

We will grant New RSUs in exchange for Eligible Options properly elected to be exchanged by Eligible Employees and accepted by us for exchange. New RSUs are equity awards under which Stoke Therapeutics promises to issue shares in the future, provided the vesting criteria are satisfied. Subject to the terms and conditions of this Exchange Offer, upon our acceptance of your properly tendered Eligible Options, you will be entitled to receive a lesser number of New RSUs as described in Section 2 of this Offer to Exchange. Fractional RSUs will be rounded down to the nearest whole RSU or nearest whole share on a grant-by-grant basis. Fractional RSUs will not be granted in the Exchange Offer. You do not have to make any cash payment to Stoke Therapeutics to receive your New RSUs. You also do not have to make any cash payment to Stoke Therapeutics to receive the shares subject to the New RSUs upon vesting. The receipt of shares upon vesting of New RSUs will be subject to taxation as described in Section 13 of this Offer to Exchange. In addition, you may incur brokerage and/or wire fees if you sell shares of Stoke Therapeutics common stock issued to you upon vesting of New RSUs.

If we receive and accept tenders from Eligible Employees of all Eligible Options, options to purchase an aggregate of 4,050,742 shares would be surrendered and we will grant New RSUs covering a total of approximately 1,079,887 shares of Stoke Therapeutics common stock.

The following description summarizes the material terms of the 2019 Plan. Our statements in this Exchange Offer concerning the 2019 Plan and the New RSUs are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the 2019 Plan, the form of RSU agreement under the 2019 Plan and the form of option agreement under the 2014 Plan and the 2019 Plan. Each of these documents is included as an exhibit to the Schedule TO, which is available on the SEC website at www.sec.gov. You may also visit your E*Trade account to download a copy of these documents. We will promptly furnish to you copies of these documents upon request at our expense.

2019 Equity Incentive Plan

The 2019 Plan permits the granting of Incentive Stock Options, Non-qualified Stock Options, restricted stock, RSUs, stock appreciation rights and certain other awards. As of June 30, 2023, the number of shares subject to equity awards outstanding under the 2019 Plan was 8,563,680. The 2019 Plan is administered by the Compensation Committee of our Board. Subject to the other provisions of the 2019 Plan, our Compensation Committee has the power to determine the terms, conditions and restrictions of the awards granted under the 2019 Plan, including the number of shares subject to an award and the vesting criteria.

General Terms of New RSUs

New RSUs will be granted under the 2019 Plan and will be subject to an RSU agreement between you and Stoke Therapeutics. RSUs are a different type of equity award than stock options and, therefore, the terms and conditions of the New RSUs will vary from the terms and conditions of the Eligible Options that you tendered for exchange. You should also note that the vesting schedule of your New RSUs will differ from your exchanged Eligible Options, as described below.

Options represent the right to purchase shares (“exercise”) of Stoke Therapeutics common stock at a fixed price for a specified term (generally ten years from the date of grant, subject to earlier termination in the event of your termination of employment or Service), and options are generally subject to a time-based vesting schedule that requires your continued employment or Service. Each New RSU will represent a right to receive one share of common stock of Stoke Therapeutics on a specified future date but only if the New RSU vests. Your New RSUs will not have a cash purchase price and you do not have to make any cash payment to Stoke Therapeutics to receive your New RSUs or the shares upon vesting, though the receipt of shares will be subject to taxation and withholding requirements.

•

New RSUs granted in exchange for the vested shares underlying Eligible Options will be subject to a new vesting schedule and will vest on the first anniversary of the New RSUs Grant Date, subject to the Eligible Employee’s continued employment or Service (as defined in the 2019 Plan) with the Company on such date.

•

New RSUs granted in exchange for the unvested shares underlying Eligible Options will be subject to a new vesting schedule such that 50% of the shares will vest on the first anniversary of the New RSUs Grant Date and the remaining 50% of the shares will vest on the second anniversary of the New RSUs Grant Date, subject to the Eligible Employee’s continued employment or Service with the Company on each such date.

New RSUs generally may not be transferred, other than by will or the laws of descent and distribution, unless indicated otherwise in your RSU agreement.

Registration and Sale of Shares Underlying New RSUs

All of the shares of our common stock issuable upon the vesting of the New RSUs have been registered under the U.S. Securities Act of 1933, as amended, or the Securities Act on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of Stoke Therapeutics for purposes of the Securities Act, you will be able to sell the shares issuable upon vesting of your New RSUs free of any transfer restrictions under applicable U.S. securities laws.

U.S. Federal Income Tax Consequences

You should refer to Section 13 of this Offer to Exchange for a discussion of the U.S. federal income tax consequences of the New RSUs and exchanged Eligible Options, as well as the consequences of accepting or rejecting this offer. If you are a citizen or tax resident of the U.S. and are also subject to the tax laws of another non-U.S. jurisdiction, you should be aware that there might be other tax and social insurance contribution consequences that may apply to you. Certain Eligible Employees may be subject to the tax laws in the U.S. and to the tax laws in other jurisdictions. We strongly recommend that you consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) to discuss the consequences to you of this transaction.

Section 9. Information Concerning Stoke Therapeutics; Financial Information.

Information Concerning Stoke Therapeutics.

We are a biotechnology company dedicated to addressing the underlying cause of severe diseases by upregulating protein expression with RNA-based medicines. Using our proprietary TANGO (Targeted

Augmentation of Nuclear Gene Output) approach, we are developing antisense oligonucleotides to selectively restore protein levels to help people with severe genetic epilepsies and other diseases that are caused by an individual gene. Our lead program is a potentially disease-modifying treatment for Dravet syndrome, a severe and progressive form of genetic epilepsy. Beyond genetic epilepsies, we are advancing several other early programs, with an initial focus on haploinsufficient diseases of the central nervous system and the eye.

We are a Delaware corporation. We maintain our principal executive offices at 45 Wiggins Avenue, Bedford, Massachusetts 01730. Our telephone number is (781) 430-8200. We maintain a corporate website at www.stoketherapeutics.com as well as various product websites. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this Exchange Offer.

Financial Information.

This Offering Memorandum should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K (File No. 001-38938) for the year ended December 31, 2022, filed with the SEC on March 6, 2023 (our “Annual Report”), and in our Quarterly Reports on Form 10-Q (File No. 001-38938) for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 4, 2023 and August 7, 2023, respectively (our “Quarterly Reports”), which are incorporated herein by reference.

Additional Information.

For more information about Stoke Therapeutics, please refer to our Annual Report, our Quarterly Reports and our other filings made with the SEC. We recommend that you review the materials that we have filed with the SEC before making a decision on whether or not to tender your Eligible Options. We will also provide without charge to you, upon your written or oral request, a copy of any or all of the documents to which we have referred you. See Section 16 (“Additional Information”) for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review such reports.

Section 10. Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Our Securities.

Our non-employee members of our Board are not eligible to participate in the Exchange Offer. Accordingly, none of these individuals are Eligible Employees, and they do not hold any Eligible Options. Our executive officers, including named executive officers, are eligible to participate in the Exchange Offer.

Other than outstanding stock option and other equity awards granted to our directors, executive officers and other employees pursuant to our various equity incentive plans, which are described in the notes to our financial statements as set forth in our Annual Report and Quarterly Reports, neither Stoke Therapeutics nor, to our knowledge, any of our executive officers or directors, any person controlling Stoke Therapeutics or any executive officer or director of such control person is a party to any agreement, arrangement or understanding with respect to any of our securities, including any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

During the 60-day period prior to the date of this Offering Memorandum, we have not granted any options that are Eligible Options, and no Eligible Options have been exercised. During such 60-day period, neither we, nor, to the best of our knowledge, any member of our Board or any of our executive officers, nor any of our affiliates, has engaged in any transaction involving the Eligible Options.

Section 11. Accounting Consequences of the Exchange Offer.

We have adopted the provisions of the Financial Accounting Standard Board’s Accounting Standards Update 2014-12, Compensation—Stock Compensation (Topic 718) (“ASC Topic 718”) regarding accounting for share-

based payments. Under ASC Topic 718, we will recognize the grant date fair value of the tendered Eligible Options plus the incremental compensation cost of the New RSUs. The incremental compensation cost will be measured as the excess, if any, of the fair value of the New RSUs over the fair value of the original Eligible Options prior to exchange. The fair value of New RSUs will be measured as of the New RSU Grant Date and the fair value of the Eligible Options surrendered will be measured as of the Expiration Time. This incremental compensation cost will be recognized in compensation expense ratably over the vesting period of the New RSUs.

The amount of compensation cost will depend on a number of factors, including the level of participation in the Exchange Offer and the exercise price per share of Eligible Options, as applicable, exchanged in the Exchange Offer. Since these factors cannot be predicted with any certainty as of the date of this Offering Memorandum and will not be known until the Expiration Time, we cannot predict the exact amount of the charge (if any) that will result from the Exchange Offer.

Section 12. Legal Matters; Regulatory Approvals.

The Exchange Offer is required to comply with the SEC’s rules and regulations, including the requirements of Schedule TO. We are not aware of any material pending or threatened legal actions or proceedings relating to the Exchange Offer. We are not aware of any margin requirements or anti-trust laws applicable to the Exchange Offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our acceptance of Eligible Options for exchange and grant of New RSUs as contemplated by the Exchange Offer, or of any regulatory requirements that we must comply with or approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the completion of the Exchange Offer as contemplated herein. Should any such compliance or approval or other action be required, we currently contemplate that we will use commercially reasonable efforts to comply with such requirements or seek such approval or take such other action. We cannot assure you that any such compliance or approval or other action, if needed, would be achieved or obtained or would be achieved or obtained without substantial conditions or that the failure to achieve such compliance or obtain any such approval or other action would not adversely affect our business. Our obligation under the Exchange Offer to accept tendered Eligible Options for exchange and to grant New RSUs with the New RSU Terms would be subject to achieving such compliance or obtaining any such governmental approval or other action.

Section 13. Material United States Tax Consequences.

The following is a summary of the anticipated material United States federal income tax consequences of the Exchange Offer. This discussion is based on the U.S. Internal Revenue Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this Exchange Offer, all of which are subject to change, possibly on a retroactive basis. This tax summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of Eligible Employees. This summary does not address applicable state, local or non-U.S. taxes to which you may be subject. In addition, the tax consequences for individuals who are subject to the tax laws of a country other than the United States or of more than one country may differ from the United States federal income tax consequences summarized herein. The rules governing the tax treatment of stock options are complex.

The Exchange Offer is expected to be treated as a non-taxable exchange for U.S. federal income tax purposes, and we and Eligible Employees will not recognize income for U.S. federal income tax purposes upon the surrender of Eligible Options and grant of New RSUs.

We strongly recommend that you consult your personal legal counsel, accountant, financial, and/or tax advisor(s) with respect to the federal, state, local and foreign tax consequences of participating in the Exchange Offer, as the tax consequences to you are dependent on your individual tax situation.

Tax Effects of Rejecting the Offer

To the extent the Exchange Offer remains open for 30 calendar days (or longer), then all eligible incentive stock options intended to qualify as eligible incentive stock option under Section 422 of the Code (“Incentive Stock Options” or “ISOs”) which are not accepted in the Exchange Offer will be considered “modified.” If any of your Eligible Options are currently treated as ISOs your Eligible Options may cease to be treated as ISOs. If the fair market value of our common stock as of the Expiration Time is less than the exercise price currently in effect for your Eligible Options, the Board can take action to “retest” your Eligible Options to determine if they can again be treated as ISOs. However, even if they can again be treated as ISOs, your 2-Year Holding Period (as defined below) under your Eligible Options (as further described below in the section called “Taxation of Incentive Stock Options”) will start over on the original Expiration Time.

Tax Effects of Accepting the Offer

Neither your acceptance of the Exchange Offer nor the exchange of your Eligible Options for New RSUs should be a taxable event for United States federal income tax purposes. You should not recognize any income, gain or loss as a result of the exchange and cancellation of your Eligible Options for New RSUs for United States federal income tax purposes.

Taxation of Incentive Stock Options

Generally, an optionholder will not recognize any income, gain or loss on the granting of an ISO. Upon the exercise of an ISO, an optionholder is typically not subject to United States federal income tax except for the possible imposition of alternative minimum tax. Rather, the optionholder is taxed for United States federal income tax purposes at the time he or she disposes of the stock subject to the option.

If the date upon which the optionholder disposes of the stock subject to an ISO is more than two years from the date on which the ISO was granted (the “2-Year Holding Period”) and more than one year from the date on which the optionholder exercised the option (the “1-Year Holding Period”), then the optionholder’s entire gain or loss is characterized as long-term capital gain or loss, rather than as ordinary income. However, if the optionholder fails to satisfy either the 2-Year Holding Period or the 1-Year Holding Period, then a portion of the optionholder’s gain from the sale of the stock subject to the ISO will be characterized as ordinary income and a portion may be short-term capital gain if the 1-Year Holding Period has not been satisfied. The portion that is characterized as ordinary income will be equal to the lesser of (a) the excess of the fair market value of the stock on the date of exercise over the exercise price of the option and (b) the excess of the sale price over the exercise price of the option. This deferral of the recognition of tax until the time of sale of the stock, as well as the possible treatment of the “spread” as long-term capital gain, are the principal advantages of your options being treated as ISOs.

If you tender your Eligible Options for exchange in the Exchange Offer, you will lose the benefits of ISOs. Your New RSUs will be subject to different tax treatment, as described below. Likewise, if you do not tender your Eligible Options that are ISOs, they may nonetheless cease to be treated as ISOs as discussed above under “Tax Effects of Rejecting the Offer”.

Taxation of Nonstatutory Stock Options (“NSOs”)

Generally, an optionholder will not recognize any income, gain or loss on the granting of an NSO. Upon the exercise of an NSO, an optionholder will recognize ordinary income on each purchased share equal to the difference between the fair market value of the stock on the date of exercise and the exercise price of the NSO. Such gain will be subject to withholding for income, employment and payroll taxes, and such withholding must be satisfied as a condition to such exercise.

If and when an optionholder sells the stock purchased upon the exercise of an NSO, any additional increase or decrease in the fair market value on the date of sale, as compared to the fair market value on the date of exercise, will be treated as a capital gain or loss. If the optionholder has held those shares for more than one year from the date of exercise, such gain or loss will be a long-term capital gain or loss. If the optionholder has held those shares for not more than one year from the date of exercise, such gain or loss will be a short-term capital gain or loss.

Taxation of Restricted Stock Units

Generally, an individual will not recognize any income, gain or loss on the granting of an RSU. Upon the vesting of an RSU and the issuance of the vested RSU shares, an individual will recognize ordinary income on each issued share equal to the fair market value of the shares on the date of issuance. At the time we deliver the shares to you, we will have an obligation to withhold applicable income taxes as well as social security taxes, taxes, and these tax withholding obligations will be satisfied in the manner specified in the 2019 Plan and the award agreement between you and Stoke thereunder governing the RSU, including any applicable sub-plans, appendices or addenda thereto.

If and when an individual sells the stock issued upon the vesting of an RSU, any additional increase or decrease in the fair market value on the date of sale, as compared to the fair market value on the date of issuance, will be treated as a capital gain or loss. If the individual has held those shares for more than one year from the date of issuance, such gain or loss will be a long-term capital gain or loss. If the individual has held those shares for not more than one year from the date of issuance, such gain or loss will be a short-term capital gain or loss.

Material Non-U.S. Tax Consequences

The tax consequences for individuals employed by us or providing services to us outside of the U.S. and individuals otherwise subject to income tax and social insurance contributions outside of the U.S. may differ from the U.S. federal income tax consequences summarized above and will depend on the tax rules and regulations in the applicable jurisdiction.

We strongly recommend that you consult your personal legal counsel, accountant, financial, and/or tax advisor(s) with respect to the federal, state, local and foreign tax consequences of participating in the offer.

In addition, if you are a resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) to discuss the consequences to you of this transaction.

Section 14. Extension of the Exchange Offer; Termination; Amendment.

We may, from time to time, extend the period of time during which the Exchange Offer is open and delay accepting any Eligible Options tendered to us by disseminating notice of the extension to Eligible Employees by public announcement, written notice, including electronically posted or delivered notices, or otherwise as permitted by Rule 13e-4(e)(3) under the Exchange Act. If the Exchange Offer is extended, we will provide appropriate notice of the extension and the new Expiration Time no later than 9:00 a.m. Eastern Time on the next business day following the previously scheduled Expiration Time. For purposes of the Exchange Offer, a “business day” means any day other than a Saturday, Sunday or United States federal holiday and consists of the time period from 12:00 a.m. through 11:59 p.m., Eastern Time.

We also expressly reserve the right, in our reasonable judgment, prior to the Expiration Time, to terminate or amend the Exchange Offer upon the occurrence of any of the conditions specified in Section 6 (“Conditions of the Exchange Offer”), by disseminating notice of such termination or amendment to Eligible Employees by public announcement, written notice, including electronically posted or delivered notices, or otherwise as permitted by applicable law.

Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 6 (“Conditions of the Exchange Offer”) has occurred or we deem any such event to have occurred, to amend the Exchange Offer in any respect prior to the Expiration Time. We will promptly disseminate any notice of such amendment required pursuant to the Exchange Offer or applicable law to Eligible Employees in a manner reasonably designed to inform Eligible Employees of such change and will file such notice with the SEC as an amendment to the Schedule TO.

If we materially change the terms of the Exchange Offer or the information concerning the Exchange Offer, or if we waive a material condition of the Exchange Offer, we will extend the Exchange Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period during which a tender or Exchange Offer must remain open following material changes in the terms of or information concerning a tender or Exchange Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

In addition, we will publicly notify or otherwise inform Eligible Employees in writing if we decide to take any of the following actions and will keep the Exchange Offer open for at least 10 business days after the date of such notification:

•	we increase or decrease the amount of consideration offered for the Eligible Options; or

•	we increase or decrease the number of Eligible Options that may be tendered in the Exchange Offer.

Section 15. Considerations; Fees and Expenses.

Subject to the terms and conditions of this Exchange Offer, upon our acceptance of your properly tendered Eligible Options, you will be entitled to receive New RSUs calculated using an exchange ratio based on the exercise price of your tendered Eligible Options, as described in Section 1 of this Offering Memorandum. New RSUs will be unvested as of the New RSU Grant Date, as described in Section 1 of this Offering Memorandum.

If we receive and accept tenders from Eligible Employees of all Eligible Options (comprising a total of options to purchase 4,050,742 shares outstanding as of October 30, 2023) subject to the terms and conditions of this Exchange Offer, we will grant New RSUs covering a total of approximately 1,079,887 shares of common stock.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Eligible Options pursuant to the Exchange Offer. You will be responsible for any expenses that you incur in connection with your election to participate in the Exchange Offer, including mailing, internet, faxing and telephone expenses, as well as any expenses associated with any tax, legal or other advisor that you consult or retain in connection with the Exchange Offer.

Section 16. Additional Information.

With respect to the Exchange Offer, we have filed the Schedule TO, as may be amended, of which the Exchange Offer is a part. The Exchange Offer document does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. Before making a decision on whether or not to tender your Eligible

Options, we highly recommend that you review the Schedule TO, as may be amended, including its exhibits, and the following materials that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 6, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 4, 2023 and August 7, 2023, respectively;

•	our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, filed with the SEC on April 27, 2023 and amended on May 24, 2023;

•	our Definitive Proxy Statement on Schedule 14A for our Special Meeting of Stockholders, filed with the SEC on September 28, 2023;

•	our Current Reports on Form 8-K filed with the SEC on March 15, 2023, May 4, 2023, June 20, 2023, July 25, 2023, August 7, 2023 and September 20, 2023; and

•

the description of our common stock contained in our Form 8-A filed with the SEC on June 11, 2019, as updated by the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2022 and including any amendments or reports filed for the purpose of updating such description.

Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. We also make available on or through our corporate website, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC.

We will also promptly provide without charge to each Eligible Employee to whom we deliver a copy of the Exchange Offer, upon written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless specifically incorporated by reference into such documents). Written requests should be directed to ExchangeQuestions@StokeTherapeutics.com.

The information about us contained in the Exchange Offer should be read together with the information contained in the documents to which we have referred you.

Section 17. Miscellaneous.

The Exchange Offer and our SEC reports referred to above include forward-looking statements. Words such as “believes,” “will,” “should,” “could,” “expects,” “anticipates,” “estimates,” “plans,” “objectives,” and other similar statements of expectation identify forward-looking statements. These forward-looking statements involve risks and uncertainties, including those described in this Offering Memorandum, our Annual Report and our Quarterly Reports, that could cause actual results to differ materially from those expressed in the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in these forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved.

WE ENCOURAGE YOU TO REVIEW THE RISK FACTORS CONTAINED IN OUR ANNUAL REPORT AND QUARTERLY REPORTS BEFORE YOU DECIDE WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR ELIGIBLE OPTIONS PURSUANT TO THE EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION

IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED DOCUMENTS. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.